TENGASCO, INC.

10215 TECHNOLOGY DRIVE N.W.

KNOXVILLE, TENNESSEE 37932

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

April 30, 2007

TO THE STOCKHOLDERS:

Notice is hereby given that the 2007 annual meeting of stockholders (the “Annual Meeting”) of Tengasco, Inc. (the “Company”) has been called for and will be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee 37922 10:00 A.M., local time, on Monday, April 30, 2007 for the following purposes:

1. To elect Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas to the Board of Directors to hold office until their successors shall have been elected and qualify;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC to serve as the independent certified public accountants for the current fiscal year; and

3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 23, 2007 as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s offices at 10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932, for ten (10) days prior to April 30, 2006.

By Order of the Board of Directors

Jeffrey R. Bailey, Chief Executive Officer

Dated: March 29, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

TENGASCO, INC.

PROXY STATEMENT

GENERAL

This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the “Company” or “Tengasco”), with offices located at 10215 Technology Drive, N.W., Suite 301, Knoxville, Tennessee 37932, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on April 30, 2007 and at any adjournments thereof (the “Annual Meeting”). This proxy statement will be mailed to stockholders beginning approximately March 30, 2007.

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone and internet voting, availability and specific procedures will depend on their voting arrangements.

If a proxy is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by a stockholder voting in person at the Annual Meeting. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein, and FOR the ratification of the selection by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC, as the independent certified public accountants of the Company.

A copy of the Company’s Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 (“Fiscal 2006”) which contains financial statements audited by the Company’s independent certified public accountants accompanies this proxy statement.

The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed Annual Report on Form 10-K and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND

PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on February 23, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

As of the Record Date, 59,058,705 shares of the Company’s common stock, $.001 par value per share are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter that will be submitted to stockholders.

Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth the share holdings of those persons who own more than 5% of the Company’s common stock as of February 23, 2007 with these computations being based upon 59,058,705 shares of common stock being outstanding as of that date and as to each shareholder, as it may pertain, assumes the exercise of options or warrants granted or held by such shareholder as of February 23, 2007.

Five Percent Stockholders1

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Dolphin Offshore Partners, L.P. c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	Stockholder	21,107,492[2]	35.7%

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1               Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power.

2               Consists of 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) and 218,000 shares held directly by Peter E. Salas, and a vested, fully exercisable option to purchase 50,000 shares granted to Mr. Salas who is the Chairman of the Company’s Board of Directors and is the sole shareholder and controlling person of Dolphin Management, Inc., the general partner of Dolphin.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

Article III, paragraph number 2 of the Company’s Bylaws provides that the number of directors of the Company shall be a minimum of three and a maximum of ten. The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. Six persons were elected to the Board of Directors at last year’s annual meeting. However, immediately after the meeting one of the Directors who had been re-elected to the Board, Neal A. Harding, resigned for personal reasons. Five nominees are put forth before the stockholders for election to the Board of Directors at the Annual Meeting. All of the nominees are presently directors of the Company and Mr. Jeffrey R. Bailey, one of the director-nominees is also presently the Chief Executive Officer of the Company. Matthew K. Behrent was appointed to the Board on March 28, 2007 to take the place of former director, Clarke H. Bailey, who resigned as of that date for personal reasons.

The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only one member of the Board is involved in day-to-day operating details, the other members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held six meetings in Fiscal 2006. All directors who are up for re-election attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2006. Although it has no formal policy requiring attendance, the Company encourages all of its directors to attend the annual meeting of stockholders. All of the Company’s directors except Neal A. Harding attended last year’s annual meeting and it is anticipated that all of the director-nominees will attend this year’s Annual Meeting.

There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

Identification of Director-Nominees

The following table sets forth the names of all current director-nominees.

Name	Positions Held	Date of Initial Election or Designation
Jeffrey R. Bailey 2306 West Gallaher Ferry Knoxville, TN 37932	Director; Chief Executive Officer	2/28/03-8/11/04; 10/21/04 7/17/02
Matthew K. Behrent c/o EDC LLC 825 8th Avenue 23rd Floor New York, NY 10019	Director	3/27/07
John A. Clendening 1031 Saint Johns Drive Maryville, TN 37801	Director	2/28/03
Carlos P. Salas c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	Director	8/12/04
Peter E. Salas c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	Director; Chairman of the Board	10/8/02 10/21/04

Background of Directors

The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

Jeffrey R. Bailey is 49 years old. He graduated in 1980 from New Mexico Institute of Mining and Technology with a B.S. degree in Geological Engineering. Upon graduation he joined Gearhart Industries as a field engineer working in Texas, New Mexico, Kansas, Oklahoma and Arkansas. Gearhart Industries later merged with Halliburton Company. In 1993 after 13 years working in various field operations and management roles primarily focused on reservoir evaluation, log analysis and log data acquisition he assumed a global role with Halliburton as a petrophysics instructor in Fort Worth, Texas. His duties were to teach Halliburton personnel and customers around the world log analysis and competition technology and to review analytical reservoir problems. In this role Mr. Bailey had the opportunity to review reservoirs in Europe, Latin America, Asia Pacific and the Middle East developing a special expertise in carbonate reservoirs. In 1997 he became technical manager for Halliburton in Mexico focusing on finding engineering solutions to the production challenges of large carbonate reservoirs in Mexico. He joined the Company as its Chief Geological Engineer on March 1, 2002. He was elected as President of the Company on July 17, 2002 and is presently the Company’s Chief Executive Officer. He was elected as a Director on February 28, 2003 and served as a Director until August 11, 2004. He was again elected to the Company’s Board of Directors on October 21, 2004.

Matthew K. Behrent is 36 years old. Since June 2005 he has been the Senior Vice President and Chief Acquisitions Officer at Glenayre Technologies, Inc. (NasdaqNM:GEMS), a company engaged in the manufacture and distribution of CD’s and DVD’s primarily for Universal Music.  Before joining Glenayre Technologies, Mr. Behrent was an investment banker, working as a Vice President at Revolution Partners, a technology focused investment bank in Boston, from March 2004 until June 2005 and as an associate in Credit Suisse First Boston Corporation’s technology mergers and acquisitions group from June 2000 until January 2003. From June 1998 to May 2000, Mr. Behrent practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and mergers and acquisitions transactions. Mr. Behrent received his J.D. from Stanford Law School in 1997, and his B.A. in Political Science and Political Theory from Hampshire College in 1992.

Dr. John A. Clendening is 75 years old. He received B.S. (1958), M.S. (1960) and Ph. D. (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1992. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992-1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999 he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco’s acquisition in the early 1970’s of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now the Company’s Paul Reed # 1 well. He further recognized the area to have significant oil and gas potential and is credited with discovery of the field that is now known as the Company’s Swan Creek Field. Dr. Clendening previously served as a Director of the Company from September 1998 to August 2000. He was again elected as a Director of the Company on February 28, 2003.

Carlos P. Salas is 35 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with office of Donaldson, Lufkin & Jenrette (“DLJ”) in Los Angeles and later with Credit Suisse First Boston Corporation when the latter acquired DLJ. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary,

Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago and his B.A. in Philosophy from New York University. He was elected to the Company’s Board of Directors on August 12, 2004. Mr. Salas also serves on the boards of William Controls, Inc. and Telenetics Corporation.

Peter E. Salas is 52 years old. He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research. He received an A.B. degree in Economics from Harvard in 1976. Mr. Salas was elected to the Board of Directors on October 8, 2002. Mr. Salas also serves on the boards of Williams Controls, Inc. and Southwall Technologies, Inc.

Director Independence

The Rules of the American Stock Exchange (the “AMEX”) require that a majority of the members of the Company’s Board of Directors be independent in that they are not officers of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Rules of the AMEX also require that at least three of the members of the Company’s Board of Directors’ Audit Committee qualify as independent under the criteria set forth in Rule 10 A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that three of the five director-nominees, Matthew K. Behrent, John A. Clendening and Carlos P. Salas, are independent as defined by the listing standards of the AMEX, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. In reaching its determination, the Board of Directors reviewed certain categorical independence standards it has adopted to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director will not qualify as an independent director under the Rules of the AMEX if:

•	The Director is, or has been during the last three years, an employee or an officer of the Company or any of its affiliates;

•

The Director has received, or has an immediate family member[3] who has received, during the Company’s last fiscal year any compensation in excess of $60,000, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	The Director is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

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3               Under these categorical standards “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

•

The Director is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	The Director is employed as an executive officer of another entity where any of the Company’s executives serve on that entity’s compensation committee.

The following additional categorical standards were employed by the Board in determining whether a director qualified as independent to serve on the Audit Committee and provide that a director will not qualify if:

•	The Director directly or indirectly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	The Director is an affiliated person[4] of the Company or any of its subsidiaries.

Committees

The Company’s Board has operating audit, nomination and governance, compensation/stock option, and frontier exploration committees.

Audit Committee

In Fiscal 2006, director-nominees John A. Clendening and Carlos P. Salas and former director, Clarke H. Bailey, were the members of the Audit Committee. Mr. Bailey was the Chairman of the Committee and the Board of Directors determined that Mr. Bailey was an “audit committee financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations. Each of the members of the Audit Committee met the independence and experience requirements of the AMEX, the applicable Securities Laws, and the regulations and rules promulgated by the SEC.

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4               For purposes of this categorical standard, an “affiliated person of the Company” means a person that directly, or indirectly through intermediaries controls, or is controlled by, or is under common control with the Company. A person will not be considered to be in control of the Company, and therefore not an affiliate of the Company, if he is not the beneficial owner, directly or indirectly of more than 10% of any class of voting securities of the Company and he is not an executive officer of the Company. Executive officers of an affiliate of the Company as well as a director who is also an employee of an affiliate of the Company will be deemed to be affiliates of the Company.

The Audit Committee adopted an Audit Committee Charter during fiscal 2001. In 2004, the Board adopted an amended Audit Committee Charter, a copy of which is available on the Company’s internet website, www.tengasco.com. The Audit Committee reviews and reassess the Audit Committee Charter annually.

The Audit Committee’s functions are:

•

To review with management and the Company’s independent auditors the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	To review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors;

•	To monitor the independent auditor’s relationship with the Company;

•	To advise and assist the Board of Directors in evaluating the independent auditor’s examination;

•	To supervise the Company’s financial and accounting organization and financial reporting;

•

To nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed; and

•	To review and consider fee arrangements with, and fees charged by, the Company’s independent auditors.

The Audit Committee met four times in Fiscal 2006 with the Company’s auditors, including to discuss the audit of the Company’s year end financial statements. It is intended that if elected as directors, in 2007 Messrs. Clendening and Salas will continue to serve as members of the Audit Committee along with Matthew K. Behrent, who was recently appointed to the Board and replaced Clarke H. Bailey as a member of the Audit Committee, as well as its designated financial expert.

Audit Committee Report

The Audit Committee has:

I.	Reviewed and discussed the Company’s unaudited financial statements for the first three quarters of Fiscal 2006 and the Company’s audited financial statements for the year ended December 31, 2006 with the management of the Company and the Company’s independent auditors;

II.

Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

III.

Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements, has discussed with representatives of the Company’s independent auditors the auditors independence from management and the Company and satisfied itself as to the Company’s auditors independence.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2006 be included in the Quarterly Reports on Form 10-Q for those quarters and that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Members of the Audit Committee

Clarke H. Bailey
John A. Clendening
Carlos P. Salas

Nomination and Governance Committee

In Fiscal 2006, the members of the Nomination and Governance Committee were director-nominees Carlos P. Salas and Clarke H. Bailey with Mr. Salas acting as Chairman. As stated above, the Company believes that each member of the Committee was independent as that term is defined under the rules of the AMEX. The Committee met one time in Fiscal 2006. The Committee, among other duties, determines the slate of director candidates to be presented for election at the Company’s annual meeting of shareholders. Although the Company does not have a nominating committee charter, the Company’s Board of Directors has adopted procedures for annual director nominations by the Nomination and Governance Committee. Those procedures provide that the qualifications that should be met by any person recommended as a nominee for a position on the Company’s Board of Directors should include one or more of the following: a background or experience in oil and gas exploration, production, transportation, geology, construction, finance or in another business, government service, or profession that would reasonably enable the nominee to provide seasoned and reputable service to the shareholders of the Company in the performance of the duties of a member of the Board of Directors. In addition to these qualifications, a nominee must be willing to serve without a right to receive compensation for such service. The Committee has not paid fees to any third party to identify, evaluate or to assist in identifying or evaluating, potential nominees, but may do so in the future if it determines it necessary.

The Company has no separate policy with regard to the consideration of any director candidates recommended by security holders. However, the Nomination Committee will consider director candidates recommended by security holders provided that such nominations are timely made as set forth hereinafter under the heading “Stockholders Proposals”. Any person recommended by a security holder to serve on the Board of Directors is considered upon the same terms as candidates recommended by any other person. To date, the Company has not received any recommendations from shareholders requesting that the Nomination and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

Among the nominating procedures adopted are the following: (1) Any shareholder, officer, or director may recommend for nomination any person for the slate of candidates for membership on the Company’s Board of Directors to be presented to the shareholders at the Company’s annual meeting of shareholders. Such recommendations must be furnished in writing addressed to the Company’s Board of Directors at the Company’s principal offices. All such nominations will be furnished to the Nomination Committee which may conduct interviews, investigations or make other determinations as to the qualifications of such recommended persons. (2) Any then-current members of the Board of Directors desiring to stand for re-election may be placed on the slate of directors for re-election without further inquiry as to their qualifications. (3) The Nomination Committee will meet to determine the slate of candidates for the Board in such a manner and at such a time so as not to delay either the mailing of the proxy statement to the Company’s shareholders or the annual meeting of shareholders. At such meeting, each recommended person including directors standing for re-election shall be subject to affirmative vote of half or more of the members of the Nomination Committee for inclusion on the slate of nominees. (4) The adopted procedures apply only to the determination of the slate of directors to be presented for election at the annual meeting of the shareholders. Any vacancies on the Board of Directors following the annual meeting of shareholders may be filled in the manner currently applicable under the Company’s Charter, Bylaws, and applicable state law. (5) The procedures adopted may be amended from time to time by the Board of Directors or by the Nomination Committee, in order to comply with any applicable provision or interpretation of any rule, statute, or stock exchange rule of the exchange on which the Company’s stock may be listed.

The nomination procedures adopted are posted on the Company’s internet website at www.tengasco.com. In the event of any such amendment to the procedures, the Company intends to disclose the amendments on the Company’s internet website within five business days following such amendment.

The Nomination Committee determined the slate of candidates for the Board of Directors presented for election at this year’s Annual Meeting. Mr. Behrent was recommended for nomination by Carlos P. Salas.

The other function of this Committee is to oversee the Company’s compliance with the corporate governance requirements of the SEC and the AMEX. The Chairman of the Committee, Carlos P. Salas, is an attorney with experience in the area of securities law.

Compensation/Stock Option Committee

The members of the Compensation/Stock Option Committee in Fiscal 2006 were director-nominees John A. Clendening and Carlos P. Salas with Mr. Clendening acting as Chairman. Messrs. Salas and Clendening both meet the current independence standards established by the AMEX.

The Board of Directors recently adopted a charter for the Compensation/Stock Option Committee which is available at the Company’s internet website, www.tengasco.com.

The Compensation/Stock Option Committee’s functions, in conjunction with the Board of Directors, are to provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company. The Compensation/Stock Option Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Committee determines or recommends to the Board of Directors for determination the specific compensation of the Company’s Chief Executive Officer and all of the Company’s other officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation. The Committee may not delegate any of its responsibilities unless it is to a subcommittee formed by the Committee, but only if such subcommittee consists entirely of directors who meet the independence requirements of the AMEX.

The Compensation/Stock Option Committee is also charged with administering the Tengasco, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) which was adopted by the Board of Directors on October 25, 2000. The Compensation/Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights (“SARs”), under the Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a non-qualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of common stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan.

The Compensation/Stock Option Committee met eight times in Fiscal 2006. The Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services. To date, the Committee has not retained any such consultants or advisors to assist it, although it may do so in the future if it deems it necessary. A more detailed discussion of the actions taken in Fiscal 2006 by the Committee with respect to the compensation of the Company’s executive officers is set forth below under the heading Compensation Discussion and Analysis in the section entitled Executive Compensation.

Compensation/Stock Option Committee Interlocking
And Insider Participation

No interlocking relationship existed or exists between any member of the Company’s Compensation/Stock Option Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation/Stock Option Committee is an officer or an employee of the Company.

Compensation Committee Report

The Compensation/Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the heading “Executive Compensation – Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation/Stock Option Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Members of the Compensation/Stock

Option Committee

John A. Clendening

Carlos P. Salas

Other Committees

The Company’s Board also has a frontier exploration committee. The members of this Committee in Fiscal 2006 were Jeffrey R. Bailey, John A. Clendening and Peter E. Salas. The Committee met two (2) times in Fiscal 2006 to discuss new areas of potential development for the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC no later that the second business day after the date on which the transaction occurred unless certain exceptions apply. In 2006, each of the Directors of the Company, Clarke H. Bailey, Jeffrey R. Bailey, John A. Clendening, Carlos P. Salas and Peter E. Salas, failed to timely file two Reports on Form 4 regarding the grants of two options to each of them made pursuant to the Tengasco, Inc. Stock Incentive Plan. One of those options granted each of the Directors the right to purchase 20,000 shares of the Company’s common stock and the other granted each of them the right to purchase 30,000 shares except for Jeffrey R. Bailey who was granted an option to purchase 20,000 shares. Each of the Directors subsequently reported the grant of these options on timely filed Reports on Form 5. Also in 2006, two of the Company’s Executive officers, Mark A. Ruth and Cary V. Sorensen each failed to timely file one Report on Form 4 regarding the grant of an option to each of them made pursuant to the Tengasco, Inc. Stock Incentive Plan to purchase 15,000 shares of the Company’s common stock. Messrs. Ruth and Sorensen subsequently reported the grant of these options on timely filed Reports on Form 4 with respect to another transaction and on timely filed Reports on Form 5.

Family and Other Relationships

There are no family relationships between any of the present directors or executive officers of the Company except that Carlos P. Salas, a Director of the Company, is the cousin of Peter E. Salas, also a director of the Company. Mr. Carlos P. Salas is also one of seven members of Dolphin Advisors, LLC which serves as the managing general partner of Dolphin Direct Equity Partners, L.P., a private company investment fund that is not a shareholder of the Company. The majority owner of Dolphin Advisors, LLC is Dolphin Management, Inc., the sole shareholder of which is Peter E. Salas. Dolphin Management, Inc. is also the managing partner of Dolphin Offshore Partners, L.P. which directly owns 20,839,492 shares of the Company’s common stock. Peter E. Salas is the controlling person of Dolphin Offshore Partners, L.P. Carlos P. Salas has no direct or indirect ownership interest in Dolphin Offshore Partners, L.P. All of these factors were considered by the Board of Directors in making its determination that Carlos P. Salas is an independent director. See above, “Director Independence”. There are no family relationships between any of the other Directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company’s common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

To the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:

(1)

Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, commodities, securities or banking activities;

(4)

Was found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission (“CFTC”) to have violated any federal or state securities law or Federal commodities law, and the judgment in such civil action or finding by the SEC or CFTC has not been subsequently reversed, suspended, or vacated.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors of the Company by writing to: Cary V. Sorensen, Secretary, Tengasco, Inc., 10215 Technology Drive, N.W., Suite 301, Knoxville, TN 37932 or by e-mail: to: CSorensen@tengasco.com Subject: Communication to Board of Directors. All letters and e-mails will be answered, if possible, and will be distributed to board members as appropriate. Notwithstanding the foregoing, the Company has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name and Address	Title	Number of Shares Beneficially Owned[5]	Percent of Class[6]
Jeffrey R. Bailey 2306 West Gallaher Ferry Knoxville, TN 37932	Director; Chief Executive Officer	676,287[7]	1.1%
Matthew K. Behrent c/o EDC LLC 825 8th Avenue 23rd Floor New York, NY 10019	Director	None	0%
John A. Clendening 1031 Saint Johns Drive Maryville, TN 37801	Director	375,500[8]	Less than 1%
Carlos P. Salas 129 East 17th Street New York, NY 10003	Director	105,500[9]	Less than 1%
Peter E. Salas 129 East 17th Street New York, NY 10003	Director; Chairman of the Board	21,107,492[10]	35.7%

_________________________

5               Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power. The shares set forth in the table are as of February 23, 2007.

6               Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934 based upon 59,058,705 shares of common stock being outstanding as of the record date, February 23, 2007. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of February 23, 2007 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outststanding.

[7]	Consists of 136,287 shares held directly and vested, fully exercisable options to purchase 540,000 shares.
[8]	Consists of 355,500 shares held directly and vested, fully exercisable options to purchase 20,000 shares.
[9]	Consists of 5,500 shares held directly and vested, fully exercisable options to purchase 100,000 shares.

10            Consists of 218,000 shares held directly, vested, fully exercisable options to purchase 50,000 shares and 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”). Peter E. Salas is the sole shareholder of and controlling person of Dolphin Management, Inc. which is the general partner of Dolphin.

Robert M. Carter 441 Glen Abbey Blvd. Knoxville, TN 37922	President Tengasco Pipeline Corp.	7,696	Less than 1%
Mark A. Ruth 9400 Hickory Knoll Lane Knoxville, TN 37931	Chief Financial Officer	235,100[11]	Less than 1%
Cary V. Sorensen 5517 Crestwood Drive Knoxville, TN 37919	Vice-President; General Counsel; Secretary	215,000[12]	Less than 1%
All Officers and Director-Nominees As a group		22,722,575[13]	37.8%

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of the Company’s compensation programs are to attract and retain qualified and talented professional individuals to perform the duties of the Company’s executive offices.

The Company’s compensation program is designed to fairly reward the Company’s executive officers for their overall performance in long term management of the affairs of an oil and gas exploration, production, and marketing company. The measurement of successful performance has significant elements of subjective judgment in view of the lack of any directly comparable single element or group of elements to which the Company and its performance may be readily compared from time to time. The variable elements include market capitalization, nature and size of the Company’s reserves, growth of the Company’s reserve base, and the number of and duties of the executive officers of other companies that may be comparable to the Company in one or more aspect of their operations.

The elements of compensation of the Company’s compensation programs include salary, health insurance, stock options, and in certain circumstances the award of a cash bonus. As of the present time, the Company compensation plan does not include any retirement plan; any retirement savings plan; any life or disability insurance plan; any social club memberships or dues or any payments for housing, cars, boats, or other property of any kind to any person. The Company has not entered into any employment contracts with its executive officers nor any

_________________________

[11]	Consists of 60,100 shares held directly and vested, fully exercisable options to purchase 175,000 shares.
[12]	Consists of 40,000 shares held directly and vested, fully exercisable options to purchase 175,000 shares.
[13]	Consists of shares held directly by management, 20,839,492 shares held by Dolphin and vested, fully exercisable options to purchase 1,060,000 shares.

contracts for compensation to any person in the event of a change in control of the Company. The Company reimburses costs of maintaining required professional certifications for its chief financial officer and general counsel, and provides use of a company vehicle for the Company’s chief executive officer. The Company pays no other elements of compensation to its executive officers. The relatively small size of the Company in comparison to many entities engaged in the capital intensive oil and gas business coupled with the lack of many elements of compensation maintained by some of those companies presents the Company with additional risks in meeting its objectives of attracting and retaining qualified and talented professional individuals.

The Company chooses to pay each element in order to best meet the Company goal of attracting and retaining qualified and talented professional individuals. The salary component of the compensation is important and the Company attempts to be competitive with what it believes to be the compensation of other companies of similar size and scope of operations. To date the Company has not engaged the services of a compensation review consultant or service in view of the cost of such services compared to the size and revenues of the Company. The stock option element of compensation is paid in order to provide additional compensation in the long term commensurate with growth of the Company and increased share value that may result from the performance of the executive receiving the options. The award of a bonus upon review of Company performance provides an additional incentive. The lack of other compensation elements such as other insurance, retirement, or retirement savings plans focuses the importance of the salary and stock option elements of the Company’s compensation plan.

The Company determines the amount (and, where applicable, the formula) for each element to pay by reviewing annually the compensation levels of the Company’s executive officers and determining from the performance of the Company during that time since the last review what an appropriate compensation levels may be during the upcoming annual period. The Company has no existing formula for determination of the salary, stock options, or bonus elements of compensation.

Each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements in this manner: the salary and stock option elements (being the significant elements of overall compensation) are intended to serve primarily as current and long-term compensation respectively. Review of salary levels and consideration of bonus awards on an annual basis and vesting of options over a forward period serve to allow the Company to attempt to meet its objectives of attracting and maintaining qualified and talented professional individuals in service as the Company’s executive officers.

Applying these principles, the Company compensated its executive officers for 2006 as set forth in the tables below.

Executive Officer Compensation

The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers whose compensation exceeded $100,000 during fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004.

Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)[14] (f)	Non-Equity Incentive Plan Comp-ensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jeffrey R. Bailey [15] Chief Executive Officer	2006 2005 2004	$150,000 $130,000 $84,000	$11,000 $187,500	$161,000 $317,500 $84,000
Mark A. Ruth Chief Financial Officer	2006 2005 2004	$114,000 $92,500 $75,000	$3,450 $60,000	$117,450 $152,500 $75,000
Cary V. Sorensen General Counsel	2006 2005 2004	$114,000 $92,500 $80,000	$25,000	$3,450 $60,000	$142,450 $152,500 $80,000
Grants of Plan-Based Awards for Fiscal 2006[16]

Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards:	All Other Option Awards:
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Number of Shares of Stock or Units (#) (i)	Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
Jeffrey R. Bailey	1/20/06 12/14/06[17]	____	___	____	______	____	______	_____	20,000 20,000	$0.58 $0.81
Mark A. Ruth	1/20/06	____	___	____	______	____	______	_____	15,000	$0.58
Cary V. Sorensen	1/20/06	____	___	____	______	____	______	_____	15,000	$0.58

_________________________

14             The amounts represented in this column are equal to the dollar amount recognized for financial statement reporting purposes in connection with options granted under the Tengasco, Inc. Stock Incentive Plan. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating the dollar amount recognized for financial reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R. For further information about awards made in 2006, see the Grants of Plan-Based Awards table directly below.

15             Mr. Bailey is also a member of the Board of Directors of the Company. In 2006 he was awarded an option pursuant to the Tengasco, Inc. Stock Incentive Plan to purchase 20,000 shares of the Company’s common stock at a price of $0.81 per share for his services as a director. The dollar value of that option for financial statement reporting purposes of $6,400 is reflected in column (f) of this table for 2006.

[16]	All awards set forth in this table were made pursuant to the Tengasco, Inc. Stock Incentive Plan.
[17]	This award was made to Mr. Bailey for his services as a director of the Company.

Outstanding Equity Awards at Fiscal Year-End
Option Awards[1][8]						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Jeffrey R. Bailey Chief Executive Officer	500,000[19] 20,000 20,000	750,000		$0.27 $0.58 $0.81	4/20/2010 1/20/2011 12/13/2011
Mark A. Ruth Chief Financial Officer	160,000[20] 15,000	240,000		$0.27 $0.58	4/20/2010 1/20/2011
Cary V. Sorensen General Counsel	160,000[21] 15,000	240,000		$0.27 $0.58	4/20/2010 1/20/2011

_________________________

18             All options awarded reflected in this table were granted pursuant to the Tengasco, Inc. Stock Incentive Plan.

19             Option awarded in 2005 to purchase 1,250,000 shares of the Company’s common stock vests over a period of four years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2006 the right to purchase 500,000 shares was fully vested and exercisable.

20             Option awarded in 2005 to purchase 400,000 shares of the Company’s common stock vests over a period of four years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2006 the right to purchase 160,000 shares was fully vested and exercisable.

21             Option awarded in 2005 to purchase 400,000 shares of the Company’s common stock vests over a period of fours years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2006 the right to purchase 160,000 shares was fully vested and exercisable.

Option Exercises and Stock Vested In Fiscal 2006
Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise[2][2] (#) (b)	Value Realized on Exercise[2][3] ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jeffrey R. Bailey Chief Executive Officer	60,000	$76,200
Mark A. Ruth Chief Financial Officer	60,000	$76,200
Cary V. Sorensen General Counsel	40,000	$50,800

The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management has considered adopting a 401(k) plan and full liability insurance for directors and executive officers. However, there are no immediate plans to do so at this time.

Employment Contracts

There are presently no employment contracts relating to any member of management. However, depending upon the Company’s operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

Compensation of Directors

The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors has reserved to itself the right to review all directors’ claims for compensation on an ad hoc basis.

_________________________

22             Each of the options exercised reflected in this table were granted pursuant to the Tengasco, Inc. Stock Incentive Plan on May 6, 2003. The options had an exercise price of $0.50 per share and expired on May 6, 2006.

23             Each of the options reflected in this table were exercised on April 28, 2006 on which date the closing price of the Company’s common stock was $1.77 per share.

                Directors who are on the Company’s Audit, Compensation/Stock Option and Nomination and Governance Committees are independent and therefore, do not receive any consulting, advisory or compensatory fees from the Company. However, such Board members may receive fees from the Company for their services on those committees. They may also from time to time be granted stock options under the Tengasco, Inc. Stock Incentive Plan. A plan (the “Plan”) to issue cash and/or shares of stock to independent directors for service on the various committees of the Board of Directors was authorized by the Board of Directors and approved by the Company’s shareholders. A copy of the Plan is posted at the Company’s website at www.tengasco.com.

Under the Plan, the Board of Directors, in its discretion, from time to time may grant compensation to any or all independent directors serving on the Company’s Board of Directors as the Board may deem appropriate in the form of cash or Company stock, provided that the value of such compensation does not exceed the limits of compensation for determination of the independence of directors under rules and regulations of the SEC or the American Stock Exchange or such other exchange upon which shares of the Company may be listed. The Board may, but is not required, to consider the recommendations of the Compensation/Stock Option Committee with regard to any such cash or equity compensation to be awarded.

Pursuant to the Plan, on June 1, 2006, the Company issued 7,500 shares of its common stock each to John A. Clendening and Neal F. Harding, a former director of the Company, for their services as members of the Audit Committee in Fiscal 2005 and 11,500 shares of stock to Clarke H. Bailey for his services as Chairman and Financial Expert of the Audit Committee in 2005. The dollar value of these awards is reflected in the Director Compensation table below. In 2006, the members of the Board of Directors were also granted stock options under the Tengasco Stock Incentive Plan for their services to the Company. The dollar value of these options is also reflected in the Director Compensation table.

Director Compensation for Fiscal 2006
					Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)
Name[24] (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)[25] (c)	Option Awards[26] ($)[27] (d)	Non Equity Incentive Plan Compensation ($) (e)		All Other Compen- sation ($) (g)	Total ($) (h)
Clarke H. Bailey		$11,684	$13,300				$24,984
John A. Clendening		$7,620	$13,300				$20,920
Neal F. Harding[28]		$7,620					$7,620
Carlos P. Salas			$13,300				$13,300
Peter E. Salas			$13,300				$13,300

CERTAIN TRANSACTIONS

Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2006, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

_________________________

24             Jeffrey R. Bailey, the Company’s Chief Executive Officer is also a director of the Company. Mr. Bailey’s compensation for his services as a director in Fiscal 2006 were fully disclosed in the Summary Compensation table above and therefore is not included in this table.

25             The amounts represented in this column are the dollar value of the stock awarded based upon the closing price of the stock of $1.27 on the grant date of June 1, 2006 less a 20% discount because the shares issued were restricted shares.

26             In 2006 each of the Company’s directors except Neal F. Harding were awarded two options pursuant to the Tengasco, Inc. Stock Incentive Plan: (a) one option was awarded January 20, 2006 to purchase 30,000 shares of the Company’s common stock at a price of $0.58 per share and expires January 20, 2011; and, (b) a second option was awarded December 14, 2006 to purchase 20,000 shares at a price of $0.81 per share which expires December 13, 2011.

27             The amounts represented in this column are equal to the dollar amount recognized for financial statement reporting purposes in 2006 in connection with options granted under the Tengasco, Inc. Stock Incentive Plan. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating the dollar amount recognized for financial reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R.

[28]	Mr. Harding resigned as a director effective April 24, 2006.

Hoactzin Partners, L.P. (“Hoactzin”) had acquired a 94.3% working interest in a twelve well drilling program (the “Twelve Well Program”) by the Company on its Kansas Properties in exchange for two promissory notes made by the Company in the aggregate principal amount of $2,514,000. The Company retained the remaining 5.7% working interest in the Twelve Well Program. The promissory notes exchanged by Hoactzin were originally issued by the Company in connection with loans made to the Company by Dolphin Offshore Partners, L.P. (“Dolphin”) to fund the Company’s cash exchange to holders of its Series A, B and C Preferred Stock. Peter E. Salas, the Chairman of the Board of Directors of the Company, is the controlling person of Hoactzin. He is also the sole shareholder and controlling person of Dolphin Management, Inc., the general partner of Dolphin, which is the Company’s largest shareholder.

Under the terms of the Twelve Well Program, once Hoactzin were to receive total proceeds from its working interest in the program in the amount of $3,016,800 Hoactzin would pay the Company a management fee equal to 85% of the net revenues attributable to its working interest in the Program for the remaining life of the twelve wells. In addition, the Company had an option to repurchase from Hoactzin the obligation to drill the final six wells of the Twelve Well Program by paying to Hoactzin an amount equal to one half of the principal amount of the notes exchanged by Hoactzin, plus interest on that amount at 6% per annum until the date of repurchase, and granting to Hoactzin a 1/16 overriding royalty in both the six wells existing at the time of repurchase and the next six wells in the Program drilled by the Company. Thereafter, Hoactzin agreed to extend the option to an indefinite future date being not later than the beginning of drilling of what would be the seventh well in the program.

In June 2006, the Company drilled the sixth well in the Twelve Well Program. On June 29, 2006 the Company closed a $50,000,000 credit facility with Citibank Texas, N.A. The Company’s initial borrowing base was set at $2,600,000 and the Company borrowed that amount on June 29, 2006 and used $1.393 million of the loan proceeds to exercise its option to repurchase from Hoactzin the Company’s obligation to drill the final six wells in the Company’s Twelve Well Program. As a result of the exercise of its repurchase option, the Company’s drilling obligations under the Twelve Well Program have been satisfied and the Program has been converted to a six well program. If the Company had not exercised its repurchase option, Hoactzin would have received a 94% working interest in the final six wells of the Twelve Well Program. However, as a result of the repurchase, Hoactzin will now receive only a 6.25% overriding royalty in six Company wells to be drilled, plus an additional 6.25% overriding royalty in the six program wells that had previously been drilled as part of the Twelve Well Program.

Review, Approval or Ratification of Transactions with Related Parties29

The Company’s Board of Directors has adopted a written Related Party Transactions Approval Policy which is posted on the Company’s website at www.tengasco.com. It is the Company’s preference to avoid entering into a material related-party transaction if a transaction with a non-related party is available on an equally timely and equally beneficial basis. However, if a Related Party Transaction appears to be in the Company’s best interest then it will be approved or ratified if the Board of Directors expressly finds that the terms of the transaction are comparable to or more beneficial to the Company than those that could be obtained in arm’s length dealings with an unrelated third party; or, the transaction is approved by the majority of disinterested members of the Company’s Board of Directors.

BOARD RECOMMENDATION AND VOTE REQUIRED

For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company’s common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director-nominee, as each abstention would be one less vote in favor of a director nominee. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. The Board of Directors recommends that stockholders vote “FOR” the nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the nominees set forth above.

_________________________

29             A “Related Party” is any director or executive officer of the Company, any nominee for director, any shareholder known to be the beneficial owner of more than 5% of any class of the Company’s voting stock, and any Immediate Family Member of any such Party. “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

RODEFER MOSS & CO, PLLC AS INDEPENDENT AUDITORS

On May 31, 2005, the Company engaged Rodefer Moss & Co, PLLC (“Rodefer Moss”) of Knoxville, Tennessee to serve as its independent registered public accounting firm and dismissed BDO Seidman LLP (“BDO Seidman”). The change in independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors and thereafter ratified by the Company’s stockholders at last year’s Annual Meeting. Rodefer Moss audited the Company’s financial statements for the years ended December 31, 2005 and 2006. The Board’s Audit Committee has again recommended and the Board of Directors has approved the engagement of Rodefer Moss as independent certified public accountants, to audit the accounts for the Company for Fiscal 2007.

The Company’s change of independent accountants was reported on a Current Report on Form 8-K, dated June 6, 2005 filed with the Securities and Exchange Commission (“SEC”). The Company provided BDO Seidman with a copy of the Current Report on Form 8-K and requested that BDO Seidman furnish it with a letter addressed to the SEC stating whether or not it agreed with such statements. BDO Seidman has provided the Company with a copy of the letter it sent to the SEC stating that it had reviewed and agreed with the Company’s statements.

Prior to its engagement of Rodefer Moss as its new independent auditors, the Company did not consult with Rodefer Moss regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by Rodefer Moss on the Company’s financial statements; or (iii) any other matter that was the subject of a disagreement between the Company and its former auditors as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as that term is defined in Item 304(a)(1)(v).

The Company is advised that neither Rodefer Moss nor any of its partners has any material direct or indirect relationship with the Company. The Audit Committee considers Rodefer Moss to be well qualified for the function of serving as the Company’s auditors. Tennessee law does not require the approval of the selection of auditors by the Company’s stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

AUDIT AND NON-AUDIT FEES

The following table presents the fees for professional audit services rendered by the Company’s current independent accountants, Rodefer Moss, for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Rodefer Moss during those periods:

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees	$98,400	$123,500
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$1,500
Total Fees	$98,400	$125,000

Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda.

Audit-related fees are for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees include (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.

                All Other Fees includes fees for all other services provided by the principal accountants not covered in the other categories such as litigation support, etc.

All of the services for 2005 and 2006 were performed by the full-time, permanent employees of Rodefer Moss.

All of the 2006 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors to the extent that rule was applicable during fiscal year 2006. The Audit Committee considered whether the provisions of such services, including non-audit services, by Rodefer Moss were compatible with maintaining its independence and concluded they were.

BOARD RECOMMENDATION AND VOTE REQUIRED

The Board of Directors recommends that you vote in favor of the above proposal to ratify the appointment of Rodefer Moss & Co, PLLC as independent auditors of the Company for Fiscal 2007. A representative of Rodefer Moss & Co, PLLC is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee and the Board of Directors will review the future selection of the Company’s independent auditors.

Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Rodefer Moss & Co, PLLC as the Company’s independent certified public accountants for Fiscal 2007. Shares voted as abstaining will count as votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2008 annual meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by November 30, 2007 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

SEC rules and regulations provide that if the date of the Company’s 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2008 Annual Meeting. Upon determination by the Company that the date of the 2008 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

By Order of the Board of Directors

Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey R. Bailey and Cary V. Sorensen as proxies (the “Proxies”), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the “Company”) held of record by the undersigned on February 23, 2007 at the Annual Meeting of stockholders to be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee, on Monday, April 30, 2007, at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes /	/ in blue or black ink.

1.            Election of Directors: Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas.

(Mark only one of the two boxes for this item)

/ /	VOTE FOR all nominees named above except those who may be named on these two lines:

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(OR)

/ /	VOTE WITHHELD as to all nominees named above.

2.            Proposal to ratify appointment of Rodefer Moss & Co, PLLC as the Company’s independent certified public accountants for Fiscal 2007:

FOR	/	/	AGAINST	/	/	ABSTAIN	/	/

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Proposals 1 and 2.

Please mark, date, and sign and return this Proxy promptly in the enclosed envelope.

                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2007

X ____________________________
Signature

X _____________________________
Print Name(s)

X ____________________________ Signature, if held jointly